Exhibit 99.12

Avalon to Present at International Investment Forum in Dusseldorf, Germany Friday September 7, 9:30 am ET

DUSSELDORF, Germany--(BUSINESS WIRE)--Avalon Oil & Gas, Inc. (Avalon) (OTCBB:AOGN - News; FWB:A3MA.F) Avalon Oil & Gas, Inc., CEO, Kent Rodriguez, will present to international investors at the IAM Dusseldorf on September 7th - 9th at the Forum Theme Park Resources in the Messe Dusseldorf. For information on this premier event go to www.iam-online.de

"We continue to take steps to introduce our company to the international investment community," said Kent A. Rodriguez, Avalon's CEO. "I am sure that our European shareholder base will increase as a result of our association with the Internationale Anlegermesse, and new investors will benefit from future developments of Avalon."

Continuing, Mr. Rodriguez stated, "Avalon specializes in re-entering prematurely abandoned oil and gas wells, offering investors an opportunity to profit from higher oil and gas prices. Our growing list of properties is currently producing 16 barrels of energy a day."

In addition to oil and gas production resources, Avalon also has a significant interest in innovative energy recovery technologies. The company recently announced an Exclusive License Agreement for its energy intellectual properties with Oiltek, Inc. (Oiltek(TM)), a majority owned subsidiary.

The terms and conditions of the Exclusive License Agreement provide for Avalon to receive approximately eighty percent (80%) or ten million (10,000,000) shares of the Common Stock in Oiltek, in exchange for the rights to market Avalon's portfolio of intellectual properties.

"Licensing Avalon's technologies to a focused technology commercialization company forwards our strategy to add shareholder value through enhanced oil and gas recovery opportunities" commented Kent Rodriguez.

Oiltek is a majority owned subsidiary of Avalon which focuses on oil and gas recovery technology. Oiltek anticipates the filing of a Form S-1 with the Securities and Exchange Commission prior to September 15, 2007, and intends to file for its shares to be quoted on the OTC Bulletin Board after the Form S-1 has been approved.

The technologies licensed to Oiltek involve innovative energy production enhancements. These include the recently patented technology developments to mitigate paraffin wax deposits in well boresand oil production tubing using ultrasonic waves. Also licensed to Oiltek is a system to detect hazardous gas leaks in natural gas pipelines which provides reliable, cost-effective monitoring of pipelines to detect small gas leaks before they reach a critical stage. The third Avalon technology licensed to Oiltek is a system for intelligent drilling and completion sensors which provides for real-time oil reservoir monitoring of subsurface information.

Oiltek's business model streamlines technology commercialization and market development through a close network of aligned industry business partners. The company acquires and develops oil and gas production enhancing technologies from early stage licensing partners.

Oiltek's competitive position is further strengthened by access to Avalon's oil and gas production resources. Oiltek plans to use Avalon's leasehold properties to demonstrate and test Oiltek's proprietary technology capabilities to enhance current well stimulation and completion technologies and to expand production for independent exploration and production operators such as Avalon. As Oiltek's technology is demonstrated and refined in testing, Oiltek intends to leverage Avalon's network of industry partnerships with oil equipment service providers and system integrators to execute marketing and distribution agreements.

About Avalon Oil & Gas, Inc.

Avalon Oil & Gas, Inc., is an oil and gas company engaged in the acquisition of oil and gas producing properties. Avalon's technology group acquires and develops oil and gas production enhancing technologies. Through Oiltek, Avalon's majority owned subsidiary, Avalon is building an asset portfolio of innovative technologies in the oil and gas industry to maximize enhancement opportunities at its various oil and gas properties.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Avalon Oil & Gas, Inc., and members of its management as well as the assumptions on which such statements are based. Those statements are subject to the risk factors and other information set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

FOR FURTHER INFORMATION, please visit the company's website at:
www.avalonoilinc.com.

Contact:
Avalon Oil & Gas, Inc., Minneapolis
Kent Rodriguez, +1-952-746-9655
Fax: +1-952-746-5216
----------

Source: Avalon Oil & Gas, Inc.